UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2013

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2013, Time Warner Inc. (the “Company”) announced that John K. Martin, Jr., the Company’s Chief Financial & Administrative Officer, will serve as the next Chief Executive Officer of its wholly-owned subsidiary Turner Broadcasting System, Inc. (“Turner”) beginning January 1, 2014. Mr. Martin will continue as Chief Financial & Administrative Officer of the Company through the end of the year. Mr. Martin will succeed Phil Kent, who will retire as Chief Executive Officer of Turner and continue to serve as Chairman of Turner for a transition period in 2014.  The Company also announced that it plans to name Mr. Martin’s successor as chief financial officer in the coming weeks.

The press release issued on July 17, 2013 announcing these leadership changes is attached as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release issued July 17, 2013 by Time Warner Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ Edward Ruggiero
Name: Edward Ruggiero
Title: Senior Vice President and Treasurer

Date:  July 19, 2013

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued July 17, 2013 by Time Warner Inc.